                                                                     EXHIBIT 3.1

                              Secretary of State             FOR OFFICE USE ONLY
                             Corporations Section


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            ---

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                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The name of the corporation is Matrix Capital Corporation
                                         --------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on May 1, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an "X" below:

______ No shares have been issued or Directors Elected - Action by Incorporators

______    No shares have been issued but Directors Elected - Action by Directors

______ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

   X      Such amendment was adopted by a vote of the shareholders. The number
------
          of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is Matrix Bancorp, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
________
             (Not exceed ninety (90) days from the date of filing)

                                    Signature  /s/ Allen McConnell
                                              --------------------------------
                                    Title    Senior Vice President
                                             ---------------------------------

                       [LETTERHEAD OF STATE OF COLORADO]

April 27, 1998

Peter G. Weinstock
Jenkens & Gilchrist
1445 Ross Avenue, Suite 3200
Dallas, TX  75202

RE:  Matrix Bancorp, Inc.
     Request to Use the Word "Bancorp"

Dear Mr. Weinstock:

The Colorado Division of Banking (Division) has considered the request by Matrix Capital Corporation to file corporate documents with the Colorado Secretary of State using the name Matrix Bancorp, Inc. for an organization that is not a Colorado chartered commercial bank. The name is to be used initially as an assumed name and then as a change to the corporate name. Acting under the authority delegated by the Colorado State Banking Board, the Division has no objection to the request to use the word "BANCORP" in this manner in the filing.

The Division's determination is based on the representations(s) that Matrix Capital Corporation is a unitary holding company that operates various financial entities in several states including Colorado.

This determination does not constitute Division approval for any activities other than the filing described above. Specifically, the Division has not approved this organization to engage in the banking business, other than as a unitary holding company, or to hold itself out to the public as a bank.. Nor has the Division approved use of the word "BANCORP" in any other manner.

In taking this action, the Division relied on representations and information supplied by you and your client. Should there be a substantive change in any of the information provided, the Division staff should be notified at once. All information submitted with the request will be retained in the Division's file.

Sincerely,

FOR:  COLORADO STATE BANKING BOARD

/s/
----------------------------------

Richard J. Fulkerson
State Bank Commissioner

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MUST SUBMIT TWO COPIES
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        Mail to:  Secretary of State
                  Corporations Section
                  1560 Broadway, Suite 200
                  Denver, CO  80202
                  (303) 894-2251
                  Fax (303) 894-2242

                                CERTIFICATE OF
                             ASSUMED OR TRADE NAME

     For office use only

Matrix Bancorp, Inc., a corporation formed under the laws of the State of Colorado, being desirous of transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statutes, hereby certifies:

1. The location of its principal office is: 1380 Lawrence Street, Suite 1410, Denver, Colorado 80204.

2. The name, other than its own, under which business is carried on is: Matrix Bancorp.

3. A brief description of the kind of business transacted under such assumed or trade name is: a specialized financial service company.


                                    MATRIX BANCORP, INC.

                                    By  /s/
                                        -----------------------------------
                                        T. Allen McConnell,
                                        Senior Vice President

                       [LETTERHEAD OF STATE OF COLORADO]

April 27, 1998

Peter G. Weinstock
Jenkens & Gilchrist
1445 Ross Avenue, Suite 3200
Dallas, TX  75202

RE:  Matrix Bancorp, Inc.
     Request to Use the Word "Bancorp"

Dear Mr. Weinstock:

The Colorado Division of Banking (Division) has considered the request by Matrix Capital Corporation to file corporate documents with the Colorado Secretary of State using the name Matrix Bancorp, Inc. for an organization that is not a Colorado chartered commercial bank. The name is to be used initially as an assumed name and then as a change to the corporate name. Acting under the authority delegated by the Colorado State Banking Board, the Division has no objection to the request to use the word "BANCORP" in this manner in the filing.

The Division's determination is based on the representations(s) that Matrix Capital Corporation is a unitary holding company that operates various financial entities in several states including Colorado.

This determination does not constitute Division approval for any activities other than the filing described above. Specifically, the Division has not approved this organization to engage in the banking business, other than as a unitary holding company, or to hold itself out to the public as a bank.. Nor has the Division approved use of the word "BANCORP" in any other manner.

In taking this action, the Division relied on representations and information supplied by you and your client. Should there be a substantive change in any of the information provided, the Division staff should be notified at once. All information submitted with the request will be retained in the Division's file.

Sincerely,

FOR:   COLORADO STATE BANKING BOARD

/s/
------------------------------------


Richard J. Fulkerson
State Bank Commissioner

                                                             FOR OFFICE USE ONLY
                              SECRETARY OF STATE
                              CORPORATION SECTION

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self-addressed envelope

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FILING FEE: $60.00
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            ---

                             RESTATED ARTICLES OF
                         INCORPORATION WITH AMENDMENTS

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following amended and restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

FIRST:    The name of the corporation is Matrix Capital Corporation
                                         --------------------------

SECOND: The following amended and restated Articles of Incorporation were adopted in the manner marked with an "X" below:

______ The amended and restated Articles of Incorporation were adopted by the board of directors where no shares have been issued, or no shareholder action required.

   X      The amended and restated Articles of Incorporation were adopted by a
------
          vote of the shareholders. The number of shares voted for the amended and restated Articles of Incorporation was sufficient for approval.

______ The amended and restated Articles of Incorporation were adopted by the incorporators where no shares have been issued or directors elected, or no shareholder action required.

THIRD:    The name of the corporation as amended is Not applicable - name did
                                                    -------------------------
          not change
          ----------

          ATTACH A COPY OF YOUR AMENDED AND RESTATED ARTICLES OF
                                 INCORPORATION

                                    MATRIX CAPITAL CORPORATION

                                    Signature  /s/ Guy A. Gibson
                                              --------------------------------
                                    Title      President

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          MATRIX CAPITAL CORPORATION

     Pursuant to the Colorado Business Corporation Act, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation:

     FIRST:    The name of the corporation is Matrix Capital Corporation (the
"Corporation").

     SECOND:   The Corporation is organized for any legal and lawful purpose pursuant to the Colorado Business Corporation Act (the "CBCA").

     THIRD:    The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. The Board of Directors is authorized by resolution to divide said preferred stock into series, to fix the number of shares of any series of preferred stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series of preferred stock, to decrease the authorized number of shares within such series (but not below the number of shares in any such series then outstanding).

     FOURTH:   No shareholder shall have the right to cumulate his or her votes in an election of directors or for any other matter(s) to be voted upon by the shareholders of the Corporation.

     FIFTH:    No shareholder shall have a preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

     SIXTH:    The address of the registered office of the Corporation is 1675
Broadway, Denver, Colorado 80202; and the name of its registered agent at such address is THE CORPORATION COMPANY.

     SEVENTH: The address of the initial principal place of business of the Corporation is 1380 Lawrence Street, Suite 1410, Denver, Colorado 80204.

     EIGHTH:   The number of directors constituting the initial board of
directors of the Corporation at the time of its incorporation was four (4) and the name and address of the persons who, after incorporation, served as directors until the first annual meeting of shareholders were:

                    D. Mark Spencer
                    1380 Lawrence Street, Suite 1410
                    Denver, Colorado 80204

                    Thomas M. Piercy
                    1380 Lawrence Street, Suite 1410
                    Denver, Colorado 80204

                    Richard V. Schmitz
                    1380 Lawrence Street, Suite 1410
                    Denver, Colorado 80204

                    Guy A. Gibson
                    1380 Lawrence Street, Suite 1410
                    Denver, Colorado 80204

     The number of persons to serve on the Board of Directors shall be hereafter fixed by the Bylaws of the Corporation.

     The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided, with respect to the time during which they shall hold office, into three classes as nearly equal in number as possible, with the initial term of office of the Class I directors expiring at the annual meeting of shareholders to be held in 1997, of the Class II directors expiring at the next succeeding annual meeting of shareholders, and of the Class III directors expiring at the second succeeding annual meeting, with all such directors to hold office until their successors are elected and qualified. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

     NINTH:      The name and address of the incorporator is:

                    Norman C. Storey
                    40 North Central, Suite 2700
                    Phoenix, Arizona 85004

     TENTH:      The officers, directors and employees of the Corporation shall be indemnified to the maximum extent permitted by Article 109 of the CBCA, as the same may be amended from time to time. Any repeal or modification of this Article Tenth by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any indemnification obligation of the Corporation existing at the time of such repeal or modification.

     ELEVENTH:   Nominations for the election of directors may be made by the
Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, a shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than (A) with respect to an election to be held at an annual meeting of shareholders, ninety
(90) days prior to the date one year after the immediately preceding annual meeting of shareholders, and (B) with respect to an election to he held at a special meeting of shareholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     TWELFTH:    At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who complies with the notice procedures set forth in this Article Twelfth. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than twenty (20) days nor more than fifty

(50) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. The presiding officer at an annual meeting shall, if he determines the facts so warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions of this Article Twelfth. Upon such determination and declaration, the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article Twelfth, a shareholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

     THIRTEENTH:   No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director involving any act or omission of any of such director except, that the foregoing provision shall not eliminate the liability of a director to the Corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the Corporation or to its shareholders, acts or omissions not in good faith or which invoke intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403 of the CBCA, or any transaction from which the director directly or indirectly derived an improper personal benefit. Neither the amendment nor repeal of this Article Thirteenth, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article Thirteenth shall eliminate or reduce the effect of this Article Thirteenth with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article Thirteenth would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

     FOURTEENTH:   A vote of the majority of shares entitled to be cast with
respect to the following matters shall be required before the matter shall have been approved by the shareholders of the Corporation:

       (i) amendment of the Corporation's Articles of Incorporation, as contemplated in Section 7-110-103 of the CBCA;

       (ii)  approval of a plan of merger or share exchange, as contemplated in
     Section 7-111-103 of the CBCA;

       (iii) approval of the sale, lease, exchange, or other disposition, of all, or substantially all, of the Corporation's property, with or without goodwill, otherwise than in the usual and regular course of business of the Corporation, as contemplated in Section 7-112-102(I) of the CBCA;

       (iv) approval of a proposal to dissolve the Corporation, as contemplated in Section 7-114-102 of the CBCA; and

       (v) approval of a proposal to revoke the dissolution of the Corporation, as contemplated in Section 7-114-104 of the CBCA.

     IN WITNESS WHEREOF, the undersigned has duly executed these Amended and Restated Articles of Incorporation as of the 20th day of September, 1996.

                                    MATRIX CAPITAL CORPORATION

                                    Signature  /s/
                                              ---------------------------------
                                    Title     Guy A. Gibson , President